UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

PEOPLE’S UTAH BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: N/A
2)	Aggregate number of securities to which transaction applies: N/A
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
4)	Proposed maximum aggregate value of transaction: N/A
5)	Total Fee Paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: N/A

2) Form, Schedule, or Registration Statement No.: N/A

3) Filing Party: N/A

4) Date Filed: N/A

PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLE’S UTAH BANCORP

May 22, 2019

TO THE SHAREHOLDERS OF PEOPLE’S UTAH BANCORP:

The annual meeting of the shareholders (the “Annual Meeting”) of People’s Utah Bancorp (the “Company” or “PUB”) will be held on May 22, 2019, at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah 84003. The Annual Meeting will convene at 8:00 a.m. Mountain Daylight Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.	to elect three members to the Board of Directors to serve until the third annual meeting following the director’s election or until the director’s successors are duly elected and qualified;

2.	to ratify the selection of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only owners of record of the Company’s issued and outstanding common shares as of the close of business on March 29, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. Each common share is entitled to one vote.

The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report for the fiscal year ended December 31, 2018, which accompanies this Proxy Statement.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be held May 22, 2019:

The proxy statement, notice of annual meeting, and annual report to shareholders are available at www.proxydocs.com/pub or from our Investor Relations website at www.peoplesutah.com.

PEOPLE’S UTAH BANCORP BY ORDER OF THE BOARD OF DIRECTORS /s/Adelaide Maudsley
American Fork, Utah, April 12, 2019	Adelaide Maudsley, Corporate Secretary

PEOPLE’S UTAH BANCORP

1 East Main Street, American Fork, Utah 84003

PROXY STATEMENT

PEOPLE’S UTAH BANCORP

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 22, 2019

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of People’s Utah Bancorp, a Utah corporation (the “Company” or “PUB”), for use at the annual meeting of the shareholders (the “Annual Meeting”) to be held May 22, 2019 at the Historic American Fork City Hall, located at 31 North Church Street, American Fork, Utah 84003 at 8:00 a.m., Mountain Daylight Time. Directions to the annual meeting can be obtained by calling PUB at (801) 642-3998.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S SHAREHOLDERS ON OR ABOUT APRIL 15, 2019.

At the Annual Meeting, the shareholders of the Company will be asked to vote on two proposals:

•	Proposal 1—The annual election of three directors to serve on the Company’s Board of Directors.

•	Proposal 2—The ratification of the selection of Moss Adams as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.

A proxy for use at the Annual Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the Internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees listed in Proposal 1 and FOR the ratification of the selection of Moss Adams, the Company’s independent registered public accountants for the next year.

We will bear the expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies. Proxies will be solicited through the mail and may be solicited by our officers, directors, and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

RECORD DATE AND QUORUM REQUIREMENTS

March 29, 2019 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 18,797,280 common shares were issued and outstanding. Each outstanding common share will be entitled to one vote on each matter submitted to a vote of the shareholders at the Annual Meeting.

A majority of the holders of the common shares outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes will be deemed as present for purposes of determining a quorum at the Annual Meeting.

For Proposal 1, the three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not have the effect of being counted as voted in favor of or against the election of directors.

Proposal 2 will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the action.   Abstentions will have the same effect as votes against the proposal. Because Proposal 2 is a routine matter, we do not expect any broker non-votes for this proposal.

Common shares represented by proxy that reflect abstentions or “broker non-votes” (which are common shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which a broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”). If a shareholder holds common shares in street name and does not direct a broker or nominee how to vote such common shares, the shareholder’s broker or nominee may vote the shares only on those proposals for which it has discretion to vote. Under the rules of the NYSE, a broker or nominee does not have discretion to vote common shares on non-routine matters.

VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Annual Meeting in order for the shares to be voted.

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 21, 2019.

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for shareholders of record are available 24 hours a day and will close at 5:00 p.m. Eastern Time on May 21, 2019.

The Company

People’s Utah Bancorp (“PUB” or the “Company”) is a Utah registered bank holding company organized in 1998. The Company operates all business activities through its wholly-owned banking subsidiary, People’s Intermountain Bank (“PIB” or the “Bank”). Products and services are offered primarily through 26 retail branches located throughout Utah and southern Idaho. PIB has three banking divisions, Bank of American Fork (“BAF”), Lewiston State Bank (“LSB”), and People’s Town & Country Bank (“TCB”); and a mortgage division, People’s Intermountain Bank Mortgage (“PIM”). Prior to the formation of PUB, BAF operated as a stand–alone entity. References in this Proxy Statement to positions held with the Company by directors and officers refer to BAF until 1998 and PUB thereafter unless otherwise noted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, three directors are to be elected to serve until the third annual meeting following his or her election or until his or her successors are duly elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the three nominees named below for election to our Board of Directors unless authority to vote for any such nominee is withheld. Each of the nominees is currently a director of the Company, other than Ms. Gochnour. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The three candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as directors.

DIRECTORS

The names of the nominees, their ages, and their respective business backgrounds are set forth below.

		Director
Name	Age	Since	Position with PUB
Richard T. Beard	66	2004	Director (Class III), Chairman of the Board
Matthew S. Browning	46	2017	Director (Class III)
Natalie Gochnour	56		Director Nominee (Class III)

BUSINESS EXPERIENCE AND QUALIFICATIONS OF NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

A description regarding the business experience and qualifications of each nominee for election to the Board of Directors can be found in the section titled “Directors and Other Executive Officers” contained herein.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the shareholders to ratify the selection of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019. Its representatives will be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. A majority of the votes present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Moss Adams. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the vote for this proposal.

In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Company’s Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on April 3, 2018 (the “Auditor Current Report”), following a competitive review process of independent registered public accounting firms, on March 28, 2018 the Audit Committee dismissed Tanner LLC (“Tanner”) as the Company’s independent auditor, effective after the filing of the Company’s first quarter Form 10-Q. Tanner audited the Company’s financial statements as of December 31, 2017 and 2016 and for the three years ended December 31, 2017. The audit reports of Tanner on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through March 28, 2018,  there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Tanner on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Tanner’s satisfaction, would have caused Tanner to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Tanner with a copy of the disclosures in the Auditor Current Report prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that Tanner furnish it with a letter addressed to the SEC stating whether Tanner agrees with the statements made by the Company regarding Tanner in this Report and, if not, stating the respects in which it does not agree. A copy of Tanner’s letter dated March 30, 2018 to the SEC was filed as Exhibit 16.1 to the Auditor Current Report.

In addition, as disclosed in the Auditor Current Report, on March 28, 2018, the Audit Committee made the decision to engage Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. During the years ended December 31, 2016 and 2017, and during the subsequent interim period through March 28, 2018, neither the Company, nor anyone on its behalf, consulted Moss Adams regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

 PRE-APPROVAL POLICIES

The Audit Committee pre-approved all audit, audit-related, and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to Moss Adams during the year ended 2018, and to Tanner during the year ended 2017. The Audit Committee has determined that the fees paid to the auditors for services are compatible with maintaining their independence as our auditors.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Moss Adams for 2018 and Tanner for 2017.

	2018	2017
Audit fees (1)	$284,026	$242,223
Audit related fees (2)	26,855	23,503
Tax fees (3)	-	-
	$310,881	$265,726

(1)

Audit Fees consist of fees billed for the audit of the Company’s annual financial statements, reviews of the financial statements included in our quarterly reports on Form 10-Q, audits of internal controls as required pursuant to Sarbanes Oxley, and services in connection with the Company’s various statutory and regulatory filings.

(2)	Audit related fees consist primarily of audits of the Company’s employee benefit plan.
(3)	There were no fees incurred by either Moss Adams or Tanner for tax services. The Company uses a third party other than Moss Adams or Tanner for tax preparation services.

All services noted above were approved in advance by the Company’s Audit Committee in accordance with the requirements of the Audit Committee Charter.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements with management and has discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Moss Adams required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams its independence from us.

Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for our fiscal year ended December 31, 2018 be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018.

Submitted by:

R. Brent Anderson, Chairman

Deborah S. Bayle

Douglas H. Swenson

Members of the Audit Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF MOSS ADAMS TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Directors and Other Executive Officers

The following table and descriptions below set forth certain information regarding our directors, director nominees and executive officers. As reported by the Company on March 5, 2019, Dale O. Gunther and Wolfgang T. N. Muelleck will not stand for reelection at the Annual Meeting.

		Director
Name	Age	Since	Position with PUB
Richard T. Beard	66	2004	Director (Class III), Chairman of the Board
Dale O. Gunther	80	1998	Director (Class III), Vice Chairman of the Board
Len E. Williams	60	2017	Director (Class II), President and Chief Executive Officer
Paul R. Gunther	78	1998	Director (Class II)
David G. Anderson	63	1998	Director (Class I)
Fred W. Fairclough, Jr.	69	2000	Director (Class I)
Wolfgang T. N. Muelleck	69	2004	Director (Class III)
R. Brent Anderson	71	2007	Director (Class II)
Douglas H. Swenson	69	2013	Director (Class II)
Deborah S. Bayle	67	2014	Director (Class I)
Jonathan B. Gunther	43	2017	Director (Class I)
Matthew S. Browning	46	2017	Director (Class III)
Natalie Gochnour	56	—	Director Nominee (Class III)
Mark K. Olson	55	—	Executive Vice President and Chief Financial Officer
Rick W. Anderson	64	—	PIB President and Chief Operating Officer
Judd P. Kirkham	45	—	Senior Vice President and Chief Credit Officer
Ryan H. Jones	40	—	Senior Vice President and Chief Lending Officer
Chris Linford	44	—	Senior Vice President and Chief People Officer

Richard T. Beard has served as director of the Company since 2004 and currently serves as Chairman of the Board. He served as Chief Executive Officer and President of PUB from January 2006 until he retired on January 2, 2018. He served on the Federal Deposit Insurance Corporation Community Bank Advisory Board in Washington D.C. He has served as a member of the Board of Directors of the Utah Bankers Association. He also served as a director on the Board of the Utah Community Reinvestment Corporation, funding low income housing in Utah and the Board of the Utah Department of Financial Institutions, appointed by the Governor of Utah. He has been a Past Chairman of the Board of Directors of Western Independent Bankers, based in San Francisco, California. He holds a Juris Doctor degree from the University of Utah College of Law and a Bachelor of Science degree in Political Science from the University of Utah. He is also a graduate of the Pacific Coast Banking School. Mr. Beard brings extensive expertise and experience to the Board from 26 years in the legal profession advising clients in various industries, including the Company, on mergers and acquisitions, securities matters and his 13 years of experience as the former President and CEO of the Company advising the Board on strategic matters.

Dale O. Gunther has served as director of the Company since 1998 and as Vice Chairman since 2006. Prior to PUB being formed he was a director of BAF since 1971. He served as President and CEO of the Company from 1988 to 2005, after which he retired. He currently serves as a member of the Compensation Committee, and the Nominating and Governance Committee. He is President, Chief Executive Officer, and a member of the board of Alpine Financial LLC. He holds a Bachelor of Science degree in Finance and Banking from Brigham Young University and is a graduate of Pacific Coast Banking School. Dale O. Gunther and Paul R. Gunther are brothers. Jonathan B. Gunther is a nephew of Paul R. Gunther and Dale O. Gunther. Mr. Gunther brings leadership skills, his long career in the banking industry in various executive positions in the Company and the Utah Bankers Association and brings valuable knowledge of local real estate trends to the Board.

Len E. Williams has served as a director of the Company since March 2017. On January 2, 2018, Mr. Williams became the Company’s President and Chief Executive Officer. Mr. Williams is the former Director, President and Chief Executive Officer of Home Federal Bancorp, a public company. He remained in that position until the company was sold in 2014, after which he retired until his employment with the Company. Mr. Williams has over 35 years of successful commercial banking experience serving in many regional and national bank leadership roles. Mr. Williams holds an M.B.A. from the University of Washington and is a graduate of the Pacific Coast Banking School. Mr. Williams brings a strong banking and commercial lending background, mergers and acquisitions, and public company experience.

Paul R. Gunther has served as a director of the Company since 1998 and as Chairman of the Board from 2003 to mid 2018. Prior to PUB being formed he was a director of BAF since 1984. From 1989 to 2014 he served as Plan Administrator to various businesses in bankruptcy, principally in the retail industry, after which he retired. He holds a Master’s of Business Administration degree from Harvard Business School and a Bachelor of Arts degree in Humanities from Brigham Young University. Paul R. Gunther and Dale O. Gunther are brothers. Jonathan B. Gunther is a nephew of Paul R. Gunther and Dale O. Gunther. Mr. Gunther brings extensive experience and expertise in serving as chairman of the board and director, executive-level leadership in finance and strategic business decision making to the Board.

David G. Anderson has served as a director of the Company since 1998. Prior to PUB being formed he was a director of BAF since 1988. He has served as Senior Vice President and Chief Credit Officer from November 2013 until his retirement in December 2018. He served as Senior Vice President, Loan Administration from 2004 to 2013, and has been with the Company since 1973. He holds a Bachelor of Science degree in Business Management from Brigham Young University and is a graduate of the Pacific Coast Banking School. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Anderson brings over 40 years of banking experience as a lending executive including extensive knowledge of local real estate development and markets to the Board.

Fred W. Fairclough, Jr. has served as a director of the Company since 2000. He was a consultant from 1998 to 2017 to Bonneville Real Estate Capital, formerly known as Bonneville Mortgage Company, a Salt Lake City, Utah commercial mortgage banking firm he co-founded in 1976. He currently serves on the Board of Directors at various community organizations. He served as a director of Advanta Bank Corp. from 2000 to 2010. In 2009, the FDIC issued an order to cease and desist and an order for restitution to Advanta. In 2010, Advanta was seized by the FDIC and liquidated. He obtained his Bachelor of Science degree in Marketing from the University of Utah in 1971. David G. Anderson and Fred W. Fairclough, Jr. are brothers-in-law. Mr. Fairclough brings experience as an executive in the commercial real estate lending industry, a director of numerous boards and, extensive knowledge of local real estate development and business markets to the Board.

Wolfgang T. N. Muelleck has served as a director of the Company since 2004. He served as Executive Vice President and Chief Financial Officer of PUB from January 2004 until he retired on January 2, 2018. He currently serves as the Company’s Chairman of the Enterprise Risk Management Committee and as a director of a California-based business services company. He previously served on the advisory committee to the Federal Home Loan Bank of Des Moines. He was a partner with Ernst & Young serving various publicly held clients. He holds a Master’s degree in Business Administration from the University of Utah and a Bachelor of Science degree in Accounting from Brigham Young University and is a member of the American Institute of Certified Public Accountants (AICPA). Mr. Muelleck brings experience and expertise to the Board from his 20 year career as a director and financial executive in the banking industry, negotiating and managing mergers and acquisitions, and his 15 year career in public accounting auditing and advising clients in public company matters.

R. Brent Anderson has served as a director of the Company since 2007. He is currently serving as Chairman of the Audit and Compliance Committee, and as a member of the Compensation Committee, the Enterprise Risk Management Committee, and Nominating and Governance Committee. He is currently retired. He holds a Bachelor’s degree in Accounting from Weber State University and is a member of the American Institute of Certified Public Accountants (AICPA) and is a Certified Public Accountant. Mr. Anderson brings extensive experience and expertise as a former audit partner in an international public accounting firm serving a number of financial institutions, his experience as a previous chairman of the audit committee and director of another financial institution and executive-level experience to the Board.

Douglas H. Swenson has served as a director of the Company since 2013. He served previously as a director of LSB since 2004 and Chairman of LSB since 2010. He is currently serving as Chairman of the Compensation Committee and on the Audit and Compliance Committee. He is on the Board of Directors and is currently the Executive Vice President and Chief Financial Officer of Jack’s Tire and Oil, Inc. where he has served since 1998. He is also a member of the board of directors of Vision Insurance Company in connection with the Jack’s Tire and Oil, Inc. insurance program. He also serves as a trustee for Logan Regional Hospital. He is a Certified Public Accountant with 40 years of experience and is a member of the AICPA. He is a graduate of Brigham Young University with a Bachelor of Science degree in Accounting. Mr. Swenson brings experience and expertise as a former audit partner in a public accounting firm, as a financial executive in the trucking services industry and as a former chairman of the Board of Lewiston State Bank.

Deborah S. Bayle has served as a director of the Company since 2014 and chairs the Nominating and Governance Committee. She is also a member of the Audit and Compliance Committee and the Compensation Committee. She has more than 40 years’ experience in increasingly responsible management positions. In 2015, she retired as the President and CEO of United Way of Salt Lake after 16 years of service. She is currently the CEO of DSB Consulting, LLC, where she works with clients in the areas of executive coaching, professional development, organizational management and change strategy. She also serves as a director of several organizations, including the National Association of Corporate Directors, Utah Chapter, where she sits on the Executive Committee and chairs the Program Committee. She spent six years as director of the Salt Lake City Branch of the Federal Reserve Bank of San Francisco. She is an alumnus of Weber State University. Ms. Bayle brings extensive expertise in executive-level leadership and innovation, corporate governance, marketing and strategic business decision-making to the Board.

Jonathan B. Gunther was elected as a director of the Company in May 2017. Jonathan is a member of the Nominating and Governance Committee and the Enterprise Risk Management Committee. Jonathan is the nephew of Paul R. Gunther and Dale O. Gunther. He holds a Doctor of Medicine degree from Columbia University, and is Board-certified in Ophthalmology and holds a B.S degree in Finance from Brigham Young University. He has been a practicing physician since 2005, President of Excel Eye Center and a partner/manager of various commercial office buildings. Mr. Gunther brings experience in executive management and commercial real estate to the Board.

Matthew S. Browning was elected a director of the Company in July 2017. Since 2014, Mr. Browning has served as COO of Snap! Finance, a technology-based, alternative-financial-services company. Prior to Snap! Finance, he served as President of Target Bank, the issuer of credit cards and gift cards for Target, the national retailer, from 2007-2012. He has more than 20 years of strategy, finance and operations experience from his roles in general management, corporate strategy, consulting, turnaround work, and investment banking. While his experience spans many industries, he brings particular expertise in the nexus of financial services and technology. Mr. Browning has served in leadership roles of state and national banking trade associations. He holds an MBA from the University of Chicago, Booth School of Business, a B.S. in Business from the University of Southern California, and he completed the Stonier Graduate School of Banking program at Wharton.  Mr. Browning brings leadership and management experience along with his many years of financial services and related technologies experience to the Board.

Natalie Gochnour leads the Kem C. Gardner Policy Institute at the University of Utah, where she has been employed since March 2014. She has over thirty years’ experience in research and commentary on the Utah economy and Utah demographics. She has a graduate degree in economics from the University of Utah and teaches public finance at the school. Her specific areas of business expertise include public tax and expenditure policy, the Utah economy, Utah demographics, macroeconomics, and Utah public policy. She is heavily involved in the local and regional communities and has broad leadership experience. She currently serves on several community non-profit boards, including Primary Children’s Hospital, World Trade Center Utah, Utah Olympic Legacy Foundation, and Envision Utah. She also serves on an advisory board for Dominion Energy and the corporate governing board of O.C. Tanner. She is keenly interested in public policies that promote balance, civility, and prosperity, sharing her views in regular columns in both Utah Business magazine and the Deseret News and also co-hosting Both Sides of the Aisle, a weekly public radio program on public affairs. Having been in both the private and public sectors, Ms. Gochnour would bring leadership, economic policy, and business experience to the Board. Ms. Gochnour was nominated to serve on the Board at the recommendation of the Company’s Nominating and Governance Committee.

Other Executive Officers

Mark K. Olson has served as Executive Vice President and Chief Financial Officer of the Company since January 2018. Mr. Olson has more than 30 years of financial services and public accounting experience, and has held a number of senior financial management positions. Most recently, Mr. Olson served as EVP and CFO of California Republic Bank in Newport Beach, CA until its sale to Mechanics Bank in 2016, after which Mr. Olson joined PIB as Executive Vice President and Chief Financial Officer. Prior to California Republic Bank, Mr. Olson was EVP and CFO at Heritage Oaks Bank in Paso Robles, CA from 2014. Prior to Heritage Oaks Bank, Mr. Olson was EVP and CFO at Santa Barbara Bank & Trust, in Santa Barbara, CA until it was sold to Union Bank. Prior to Santa Barbara Bank & Trust, Mr. Olson was VP and Finance Director at Goldman Sachs Bank in Salt Lake City, Utah. Prior to Goldman Sachs Bank, Mr. Olson held a number of senior financial positions at Western Financial Bank until it was sold to Wachovia Corporation. Mr. Olson is a Certified Public Accountant and a member of the AICPA. He is a graduate of Utah State University with a Bachelor’s degree in Accounting.

Rick W. Anderson has served as President and Chief Operations Officer of PIB, the banking subsidiary of PUB since 2016, and prior to that, served as Northern Region Manager and Chief Operations Officer for several years. Mr. Anderson has been with the Company since May 2008. He has been in the banking industry for over 37 years, having served as Chief Financial Officer and Chief Operating Officer of Far West Bank before it was acquired by another banking organization in 2006. He holds a Bachelor of Science degree in Business Management from Brigham Young University.

Judd P. Kirkham has served as Senior Vice President and Chief Credit Officer of PIB since November 2018. Prior to that, he served for approximately one year as Senior Vice President and Commercial Banking Manager for PIB and before that was a commercial lending department manager. Prior to joining PIB in August 2013, Mr. Kirkham worked for 17 years at Zions Bank in various roles in commercial lending, commercial real estate lending, and regional retail credit management. Mr. Kirkham graduated from Utah Valley University with a bachelor’s degree in business management. He is currently attending Pacific Coast Banking School.

Ryan H. Jones has served as Senior Vice President and Chief Lending Officer since October 2018 and previously served as Northern Region Manager from April 2014. Mr. Jones has held various positions at PIB for more than 13 years in the financial services sector. Mr. Jones has 18 years of banking experience with 13 years at PIB. Most recently, Mr. Jones was Senior Vice President and Northern Region Manager for PIB. Prior to working for PIB, Mr. Jones spent five years with Washington Mutual. Mr. Jones graduated from the University of Utah with a degree in economics in 2002. In 2007, he received an MBA from Arizona State University. Mr. Jones is also a graduate of the Pacific Coast Banking School.

Christine (Chris) Linford joined People’s Intermountain Bank in November 2018 as Senior Vice President and Chief People Officer. Ms. Linford has over 17 years of experience providing human resources support and leadership in the financial industry. The majority of those years were in the Washington, D.C. metro area. While serving as Senior Vice President at Bank of Georgetown in Washington, D.C. for more than six years, Ms. Linford led the human resources and marketing departments, which included corporate administration and management, employee relations, compensation and benefits, payroll, recruiting, training and board of director relations. Prior to joining PIB, Ms. Linford worked for two years as the Vice President of Human Resources for Mountain America Credit Union. Ms. Linford graduated with a Bachelor of Arts in communication from the University of Maryland.

Composition and Classification of Our Board of Directors

Our Amended and Restated Bylaws currently allow for up to fifteen seats on our Board of Directors, eleven of which are currently authorized by our Board. Pursuant to our Articles, our directors are divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors serve until our annual meetings of shareholders in 2020, 2021 and 2022, respectively. At each annual meeting of shareholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors serving on our Board of Directors.

Our Board of Directors is currently led by its chairman, Richard T. Beard. We believe it is currently in the best interest of the Company and its shareholders to have a person other than our Chief Executive Officer serve in such capacity, although our

Board of Directors has not adopted a policy with regard to whether the same person should serve as both the chairman and Chief Executive Officer. Our Board of Directors believes it is most appropriate to retain the discretion and flexibility to make such determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. We have determined that our current separation of the roles of chairman and Chief Executive Officer is appropriate given the differences in the roles and duties of the two positions and the individuals currently serving in these positions.

Meetings of the Board of Directors and Its Committees

During 2018, our Board of Directors held 12 regular meetings, two special meetings, and one strategic planning meeting. No incumbent director attended fewer than 75% of the total number of Board meetings held during the period for which such director has been a director and committee meetings of which such director was a member. We do not have a formal policy requiring directors to attend the annual shareholders meeting; however, 11 of the 12 directors attended the 2018 annual meeting of shareholders held on May 23, 2018.

Corporate Governance

We will continue to focus on good corporate governance practices. NASDAQ rules define who may be considered an “independent” director and require independent directors to meet periodically in executive session. In addition, PUB has a Code of Ethics and Business Conduct, which is available on our website at www.peoplesutah.com or by contacting Mark K. Olson, PUB’s Chief Financial Officer, at (801) 642-3998. Further actions to enhance our corporate governance mechanisms will be taken as required by law and the exchanges upon which our shares are listed, or as otherwise deemed necessary or appropriate by the Board of Directors, with a continuing focus on high standards of corporate governance.

Independence of Directors

Under the listing requirements of The NASDAQ Capital Market, a majority of our Board of Directors must be comprised of independent directors. Our Board of Directors has determined that a majority of our directors are independent as defined under NASDAQ Stock Market Rules.

Our Board of Directors conducts an annual review of director independence. During this review, our Board of Directors considers transactions and relationships during the prior year between each director or any member of his or her immediate family and PUB and its subsidiaries, affiliates and equity investors, including those reported under “Certain Relationships and Related-Party Transactions” below. Our Board of Directors also examines transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, our Board of Directors has affirmatively determined that the following directors and director nominee are independent under NASDAQ Stock Market Rules and under PUB’s general standard of independence: R. Brent Anderson; Deborah S. Bayle; Matthew S. Browning; Natalie Gochnour; Dale O. Gunther; Jonathan B. Gunther; Paul R. Gunther; and Douglas H. Swenson. The remaining directors were determined to not be independent.

Director Qualifications

PUB’s corporate governance guidelines contain criteria considered by the Nominating and Governance Committee in evaluating nominees for a position on its Board. All nominees, including incumbent directors, board nominees and shareholder nominees are evaluated in the same manner. Generally, the Nominating and Governance Committee believes that directors should possess the highest personal and professional ethics and integrity and should have broad experience in positions with a high degree of responsibility, corporate board experience and the ability to commit adequate time and effort to serve as a director.

Although we do not have a formal diversity policy, criteria that will be considered include expertise currently desired on our Board of Directors, geography, diversity, finance or financial service industry experience, ethical standards and involvement in the community. The Nominating and Governance Committee also evaluates potential nominees to determine whether they meet the required standard of independence (to ensure that at least a majority of the directors will, at all times, be independent).

Pursuant to our Corporate Governance Guidelines, directors of PUB may not serve on the board of another unaffiliated insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which PUB or any of its affiliated entities has operations while serving as our director.

Shareholder Nominations

The Nominating and Governance Committee, which is responsible for the nomination of candidates for appointment or election to the Board of Directors, will consider, but shall not be required to nominate, candidates recommended by our shareholders. Generally speaking, the manner in which the Nominating and Governance Committee evaluates nominees for director recommended by a shareholder will be the same as for nominees from other nominating sources. However, the Nominating and Governance Committee will seek and consider information concerning the relationship between a shareholder’s nominee and that shareholder to determine whether the nominee can effectively represent the interest of all shareholders. Shareholders wishing to make such recommendation to the Nominating and Governance Committee for its consideration may do so by submitting a written recommendation, including detailed information on the proposed candidate, including education, professional experience and expertise, via mail addressed as follows:

People’s Utah Bancorp

c/o Adelaide Maudsley, Corporate Secretary

1 East Main Street

American Fork, UT 84003

Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include the Compensation Committee, Nominating and Governance Committee, Audit and Compliance Committee, Enterprise Risk Oversight Committee, and Fintech Committee. Our Board of Directors also may establish such other committees, as it deems appropriate, in accordance with applicable law and regulations and our corporate governance policies. Information with respect to each of these committees is set forth below.

Compensation Committee. The Compensation Committee consists of Douglas H. Swenson, serving as Chairman, with R. Brent Anderson, Deborah S. Bayle, and Dale O. Gunther serving as members. The Board of Directors has determined that all of the members of the Compensation Committee are independent directors as defined under NASDAQ Stock Market Rules. The Compensation Committee acts under a written charter adopted by the Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee oversees our compensation and employee benefit plans and practices, including our executive compensation plans, and our incentive compensation and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s and Chief Financial Officer’s compensation and evaluates the Chief Executive Officer’s and Chief Financial Officer’s performance in light of those goals and objectives. Additionally, the Compensation Committee reviews and approves the compensation of all other executive officers. Within its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist the committee. Beginning fiscal 2016, the Compensation Committee engaged McLagan as a compensation consultant. This compensation consultant provided information to the Compensation Committee regarding long-term incentive plans, executive compensation and director compensation that were used as components of the overall mix of information used to evaluate our compensation plans. The Compensation Committee reviewed its relationship with McLagan and has determined that its work has not raised any conflicts of interest. This committee met six times in 2018.

Nominating and Governance Committee. The Nominating and Governance Committee consists of Deborah S. Bayle, serving as Chairperson, with R. Brent Anderson, Dale O. Gunther, and Jonathan B. Gunther serving as members. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent directors as defined under NASDAQ Stock Market Rules. The Nominating and Governance Committee acts under a written charter adopted by the PUB Board of Directors, which charter can be obtained on our website www.peoplesutah.com. This committee is responsible for developing and implementing policies and practices relating to corporate governance.

In addition, the Nominating and Governance Committee is responsible for developing criteria for the selection and evaluation of directors and recommends to the Board of Directors candidates for election as directors. This committee met twelve times in 2018.

Audit and Compliance Committee. The Audit and Compliance Committee of PUB consists of R. Brent Anderson, serving as Chairman, with Deborah S. Bayle and Douglas H. Swenson serving as members, each of whom have been determined by the Board of Directors to be independent directors as defined under NASDAQ Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Anderson and Mr. Swenson are each an “audit committee financial expert,” as defined by the rules and regulations of the SEC. A summary of Mr. Anderson’s and Mr. Swenson’s relevant experience and qualifications can be found in the section labelled “Directors and Other Executive Officers” contained herein.

The Audit and Compliance Committee acts under a written charter adopted by PUB’s Board of Directors, which charter can be obtained on our website www.peoplesutah.com. The Audit and Compliance Committee is primarily responsible for monitoring the integrity of PUB’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance and public disclosure of financial information; monitoring the independence and performance of PUB’s independent registered public accountants and internal auditing department; and maintaining free and open communication between the Audit and Compliance Committee, the independent auditors, management, the internal auditing department, and the Board of Directors. It also reviews all potential affiliated transactions from outside vendors and between the affiliates to determine compliance with regulatory rules. This committee met twelve times in 2018.

Enterprise Risk Oversight Committee. The Enterprise Risk Oversight Committee currently consists of Wolfgang T. N. Muelleck, serving as Chairman, with R. Brent Anderson and Jonathan B. Gunther serving as members. The committee oversees all major enterprise risks of PUB. The Committee acts under a written charter adopted by the PUB Board of Directors. The committee is tasked with reviewing all material enterprise risks to PUB and the Bank and reviewing risk mitigation policies. This committee met five times in 2018.

Fintech Committee. The Fintech Committee consists of Matthew S. Browning, serving as Chairman, with Len E. Williams serving as member. The committee provides oversight over the Company's strategies related to the offering of innovative technology-driven products and services as a separate delivery channel. The Committee acts under a written charter adopted by the PUB Board of Directors. This committee was formed in November 2018 but did not meet in 2018.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2018, our Compensation Committee consisted of R. Brent Anderson, Deborah S. Bayle, Dale O. Gunther, Paul R. Gunther, and Douglas H. Swenson. No Compensation Committee members have at any time been an officer or associate of PUB, except for Dale O. Gunther. None of the members of our Compensation Committee has had any relationship with us of the type that is required to be disclosed as a related-party transaction under Item 404 of Regulation S-K, except as otherwise disclosed in this proxy statement under “Certain Relationships and Related Party Transactions”. In addition, none of our executive officers serves or has served as a member of our Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Communications with Directors

We have not adopted a formal process for shareholder communications with the Board of Directors. We believe it is appropriate to not have a formal process for shareholder communications with the Board of Directors, because historically we have received such shareholder communications very infrequently. Nevertheless, we have tried to ensure that the views of shareholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board of Directors has been good. A shareholder may submit any communication with directors to us at our corporate offices, to the attention of Len E. Williams, President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board established the Enterprise Risk Oversight Committee to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the shareholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Enterprise Risk Oversight Committee seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors through the Enterprise Risk Oversight Committee maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures and expects frequent updates from management about the Company’s most significant risks to enable it to evaluate whether management is responding appropriately.

In addition to the Enterprise Risk Oversight Committee, our Board of Directors relies on each of its other committees, other than the Fintech Committee, to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit and Compliance Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board of Directors to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating and Governance Committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of the board committees is required to make regular reports of its actions and any recommendations to the Board of Directors, including recommendations to assist the Board of Directors with its overall risk oversight function.

Director Compensation

We believe that our director compensation packages enable us to successfully recruit and retain talented directors of the caliber needed to effectively direct PUB. We also believe that director compensation should serve to solidify the alignment of the shareholders’ interests with that of our Board of Directors and relate to our success.

During 2018, our chairman received $6,350 per month for his service as chairman of the board and the various committees on which he serves. Our other non-employee directors received a monthly retainer of $1,500 and additional fees for committees ranging from $150 to $500 per meeting on which they serve and for those they chair the fees range from $3,000 to $7,000. In addition, except for our chairman, all directors received $1,500 for each monthly board meeting attended. Beginning in 2018, only non-employee directors received board fees.

The following table sets forth for the year ended December 31, 2018, the compensation paid or awarded by PUB to each person who was a director on December 31, 2018.

	Fees
	Earned or
	Paid in	Stock	Option	All Other	Total
Name	Cash	Awards (1)	Awards (1)	Compensation	Compensation
Richard T. Beard (2)	69,300	22,491	-	1,507	93,298
Paul R. Gunther (3)	66,150	14,994	-	572	81,716
Dale O. Gunther (4)	50,250	14,994	-	-	65,244
Wolfgang T. N. Muelleck (5)	45,850	22,491	-	16,890	85,231
Fred W. Fairclough (6)	39,150	14,994	-	128	54,272
R. Brent Anderson (7)	63,850	14,994	-	150	78,994
Douglas H. Swenson (8)	51,550	14,994	-	938	67,482
Deborah S. Bayle (9)	57,550	19,992	-	5,510	83,052
Johnathan B. Gunther (10)	42,550	-	15,007	150	57,707
Matthew S. Browning (11)	32,550	-	15,007	28,578	76,135

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or Restricted Stock Units (“RSU’s”) granted. For information on the valuation assumptions used in calculating these amounts, see Note 11 to our consolidated financial statements.

(2)

Richard Beard received RSU’s for 630 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Richard Beard held option awards for 32,329 common shares.  He had aggregate deferred compensation of director’s fees of $25,200 as of December 31, 2018, which were deferred from 2015 through 2017.

(3)

Paul Gunther received RSU’s for 420 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Paul Gunther held option awards for 4,329 common shares.  He had aggregate deferred compensation of director’s fees of $97,200 as of December 31, 2018, which were deferred from 2011 through 2015.

(4)

Dale Gunther received RSU’s for 420 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Dale Gunther held option awards for 7,720 common shares.

(5)

Wolf Muelleck received RSU’s for 630 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Wolf Muelleck held option awards for 6,298 common shares. Mr. Muelleck also received compensation for consulting fees of $16,750.

(6)

Fred Fairclough received RSU’s for 420 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Fed Fairclough had no option awards outstanding.

(7)

R. Brent Anderson received RSUs for 420 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Brent Anderson held option awards for 11,000 common shares.

(8)

Douglas Swenson received RSUs for 420 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Douglas Swenson held option awards for 4,329 common shares.

(9)

Deborah Bayle received RSUs for 560 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Deborah Bayle held option awards for 8,004 common shares.

(10)

Jonathan Gunther received a stock option grant for 3,491 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Jonathan Gunther held option awards for 7,864 common shares.

(11)

Matthew Browning received a stock option grant for 3,491 common shares on July 1, 2018, which immediately vested and had a grant date fair value of $35.70 per share. As of December 31, 2018, Matthew Browning held option awards for 16,041 common shares. Additionally, Mr. Browning has a consulting agreement with the Company wherein he received $28,578 in consulting fees during 2018 related to financial services technology.

Deferred Compensation Plan

In 2012, we adopted a deferred compensation plan for our directors. Under the deferred compensation plan, directors can make an irrevocable election to defer up to 100% of their director fees in any given year. These deferred fees are fully vested and nonforfeitable, and such fees will be paid to the director upon the conclusion of the director’s service on the board. Deferred fees earn interest at the same rate and in the same manner as provided by the Company on certificates of deposit issued by the Company for a period of 12 months. As of December 31, 2018, the aggregate amount of deferred director compensation was $122,400.

Executive Compensation

Summary Compensation Table

The table below sets forth the compensation of our named executive officers.

					Non-Equity	All
			Stock	Option	Incentive Plan	Other
Name and Principal Positions	Year	Salary (1)	Awards (2)	Awards (2)	Compensation (3)	Compensation (4)	Total
Len E. Williams	2018	$423,800	$170,016	-	$250,000	$21,237	$865,053
Director, President and Chief Executive Officer
Mark K. Olson	2018	250,000	75,013	-	110,865	26,581	462,459
Executive Vice President, Chief Financial Officer
Rick W. Anderson	2018	220,500	66,029	-	92,742	25,395	404,666
PIB President and Chief Operations Officer	2017	210,000	-	-	94,500	30,742	335,242

(1)	The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to employee 401(k) plan.
(2)

The amounts reported in this column represent the aggregate grant date fair value of the stock options or RSUs granted and is computed in accordance with FASB ASC Topic 718. The amounts do not represent amounts actually received by the named executive officers. For information on the valuation assumptions used in calculating these amounts, refer to Note 11 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2018.

(3)	Non-equity incentive plan compensation includes cash awards granted at the discretion of the Board of Directors for achieving certain performance-based criteria.
(4)

The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, that are generally available to salaried associates and do not discriminate in scope, terms and operation. The figure shown for each named executive officer also includes employer 401(k) contributions, and profit sharing, as applicable.

Employment Agreements

On February 28, 2019, the Company entered into the following agreements (collectively, the “Agreements”): (i) an employment agreement with Len E. Williams, Chief Executive Officer and President of the Company (the “Williams Agreement”); (ii) an employment agreement with Mark K. Olson, Chief Financial Officer and Executive Vice President of the Company (the “Olson Agreement”); and (iii) a change in control agreement with Rick W. Anderson, President and Chief Operations Officer of People’s Intermountain Bank (“PIB”) (the “Anderson Agreement”).

Len E. Williams

The Williams Agreement is effective as of January 1, 2019 (the “Effective Date”) and expires on the third anniversary of the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date. For 2019, the Company shall pay a minimum salary to Mr. Williams of $450,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.

The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 25% of base salary, a target of 50%, and a maximum of 75% of base salary. Mr. Williams is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board. In addition, Mr. Williams is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.

The Company’s Board may terminate the employment agreement at any time for cause or disability. In the event Mr. Williams terminates his employment for good reason or the Company terminates Mr. Williams’ employment without cause, Mr. Williams is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination. The employment agreement also contains a change in control provision under which and subject to certain time periods and conditions precedent, Mr. Williams would be entitled to receive a lump sum severance payment in the amount equal to 36 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest. A change in control under the employment agreement occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

Mark K. Olson

The Olson Agreement is effective as of January 1, 2019 (the “Effective Date”) and expires on the last day of the thirtieth month after the Effective Date, provided that on each anniversary of the Effective Date the term is automatically extended for an additional twelve-month period, unless terminated by a 90-day notice given by either party prior to the anniversary of the Effective Date. For 2019, the Company shall pay a minimum salary to Mr. Olson of $275,000, which amount is subject to adjustment as the Company’s Board may determine from time to time.

The employment agreement provides for participation in a bonus based primarily on performance criteria in an incentive plan approved annually by the Company’s Compensation Committee, ranging from a minimum 20% of base salary, a target of 40%, and a maximum of 60% of base salary. Mr. Olson is entitled to long-term incentives in the form of equity grants, as approved by the Company’s Compensation Committee and Board. In addition, Mr. Olson is eligible to participate in all employee benefit plans, including health insurance benefits and 401(k) and ESOP plans.

The Company’s Board may terminate the employment agreement at any time for cause or disability. In the event Mr. Olson terminates his employment for good reason or the Company terminates Mr. Olson’s employment without cause, Mr. Olson is entitled to severance payments of his then base salary and a minimum 20% annual bonus for 18 months following such termination. The employment agreement also contains a change in control provision under which and subject to certain time periods and conditions precedent, Mr. Olson would be entitled to receive a lump sum severance payment in the amount equal to 30 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest. A change in control occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

Rick W. Anderson

The Anderson Agreement is effective as of January 1, 2019 for a one-year term. Under the change of control provision in the Anderson Agreement, Mr. Anderson would be entitled to receive a lump sum severance payment in the amount equal to 12 months of his then base salary and minimum 20% annual incentive, and all unvested equity awards would immediately vest. A change in control occurs when (i) any person or entity acquires 50% or more of the Company’s then outstanding voting capital stock, (ii) the consummation of the sale or disposition by the Company or PIB of all or substantially all of the Company’s or PIB’s assets; or (c) the consummation of a liquidation of the Company or PIB.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding share options and similar equity compensation grants outstanding as of December 31, 2018, whether granted in 2018 or earlier, including awards that have been transferred other than for value.

	Option Awards				Share Awards
Name	Number of Shares or Underlying Unexercised Options Exercisable	Number of Shares or Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	RSU Grant Date	Number of Shares or Units of Stock that have not vested	Market value of Shares or Units of Stock that have not vested (1)
Len E. Williams (2)	-	-	-	-	9/1/2017	6,400	$192,960
	-	-	-	-	1/1/2018	4,148	125,062

Mark K. Olson (3)	-	-	-	-	7/1/2017	1,624	48,964
	-	-	-	-	1/1/2018	2,039	61,476

Rick W. Anderson (4)	15,978	-	$12.10	12/31/2024	1/1/2018	1,798	54,210

(1)	As of December 31, 2018 the market value per share was $30.15.
(2)

Len E. Williams’ share awards include: (i) 6,400 restricted stock units remaining from the 9,600 originally granted on September 1, 2017; and (ii) 4,148 restricted stock units granted on January 1, 2018. Each grant vests over a three year period from the grant date.

(3)

Mark K. Olson’s share awards include: (i) 1,624 restricted stock units remaining from the 2,437 originally granted on July 1, 2017; and (ii) 2,039 restricted stock units granted on January 1, 2018. Each grant vests over a three year period from the grant date.

(4)	Rick W. Anderson’s share awards include 1,798 restricted stock units granted on January 1, 2018. These restricted stock units vest over a three year period from the grant date.

Equity compensation plan information

The Company currently has three equity compensation plans: the People’s Utah Bancorp 2014 Incentive Plan, the People’s Utah Bancorp Amended and Restated 2008 Incentive Plan, and the People’s Utah Bancorp Incentive Plan. All three equity compensation plans were approved by the shareholders for the issuance of stock-based compensation to officers, other employees and directors. Any future awards will be granted under the 2014 Plan. There are no equity compensation plans that have not been approved by the shareholders. For additional information on outstanding stock options and non-vested restricted stock awards, see Note 11 to the Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” in our Annual Report on Form 10-K.

The following table sets forth information regarding outstanding options and shares reserved for future issuance as of December 31, 2018:

	Number of Shares to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the shareholders	393,087	$13.38	336,219

(a) Consists of 350,643 shares for stock options and 42,444 shares for restricted stock units.
(b) Excludes the impact of restricted stock units, which are exercised for no consideration.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common shares as of January 31, 2019 by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding common shares;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding common shares subject to options or other convertible or exercisable securities held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days of January 31, 2019 (hereinafter referred to as “Additional shares”). Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 18,789,874 common shares outstanding, plus the Additional shares attributed to that person.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals named below is c/o People’s Utah Bancorp, 1 East Main Street, American Fork, Utah 84003.

	Common Shares
	Beneficially
	Owned
Name of Beneficial Owner as of January 31, 2019	Number	Percent
Named Executive Officers and Directors:
Paul R. Gunther (1)	876,573	4.66%
Dale O. Gunther (2)	641,001	3.41%
David G. Anderson (3)	628,822	3.34%
Fred W. Fairclough, Jr. (4)	395,761	2.11%
Jonathan B. Gunther (5)	226,078	1.20%
Richard T. Beard (6)	223,230	1.19%
Wolfgang T. N. Muelleck (7)	107,312	*
Rick W. Anderson (8)	46,369	*
R. Brent Anderson (9)	39,476	*
Douglas H. Swenson (10)	24,479	*
Matthew Browning (11)	16,041	*
Deborah S. Bayle (12)	11,817	*
Len E. Williams (13)	5,142	*
Natalie Gochnour (14)	2,934	*
Mark K. Olson (15)	1,492	*

All Executive Officers and Directors as a Group (18 persons)	3,258,268	17.34%
*	Represents beneficial ownership of less than 1%.

(1)

Paul Gunther’s ownership includes: (i) 863,544 common shares held by The Paul Gunther Family LLC, in which Paul Gunther is a manager and exercises shared voting power and sole investment power; (ii) 8,700 common shares held directly; and (iii) 4,329 common shares that may be acquired within 60 days by exercising stock options.

(2)

Dale Gunther’s ownership includes: (i) 101,585 common shares held by Dale Gunther personally; (ii) 531,696 common shares held by DRG Partners Ltd., in which Dale Gunther is a managing partner; and (iii) 7,720 common shares that may be acquired within 60 days by exercising stock options.

(3)	David Anderson’s ownership includes: (i) 615,184 common shares held by Davemar Holding, LLC, in which David Anderson is the managing member; and (ii) 13,638 common shares held directly.
(4)

Fred Fairclough’s ownership includes: (i) 30,411 common shares owned directly; (ii) 22,424 common shares held by FF Leasing, Ltd., in which Fred Fairclough is the general partner; and (iii) 342,926 common shares owned by Christine Fairclough, the spouse of Fred Fairclough.

(5)

Jonathan Gunther’s ownership includes: (i) 167,328 common shares held by Gunther Investments LC, in which Jonathan Gunther is a member and manager; (ii) 50,886 common shares held by The Living Trust of Jonathan Blaine Gunther & Lisa Peterson Gunther, in which Jonathan Gunther is the trustee; and (iii) 7,864 common shares that may be acquired within 60 days by exercising stock options.

(6)

Richard Beard’s ownership includes: (i) 86,993 common shares held by The Richard T Beard Trust, for which Richard Beard serves as trustee; (ii) 103,908 common shares held directly; and (iii) 32,329 common shares that may be acquired within 60 days by exercising stock options.

(7)

Wolfgang Muelleck’s ownership includes: (i) 101,014 common shares held by The Muelleck Family Trust, for which Wolfgang Muelleck serves as a trustee and shares voting power; and (ii) 6,298 common shares that may be acquired within 60 days by exercising stock options.

(8)	Rick Anderson’s ownership includes: (i) 30,000 common shares held by the Cindy B. Anderson Trust, for which Rick Anderson is a trustee; and (ii) 16,369 common shares held directly.
(9)

Brent Anderson’s ownership includes: (i) 604 common shares held by the Camille Anderson Trust, for which Brent Anderson is a trustee; (ii) 27,872 common shares held directly; and (iii) 11,000 common shares that may be acquired within 60 days by exercising stock options.

(10)

Douglas Swenson’s ownership includes: (i) 11,450 common shares held by The Douglas and Laraine Swenson Family Trust, for which Douglas Swenson is a trustee; (ii) 8,700 common shares held directly; and (ii) 4,329 common shares that may be acquired within 60 days by exercising stock options.

(11)	Matt Browning’s ownership includes 16,041 common shares that may be acquired within 60 days by exercising stock options.
(12)	Deborah Bayle’s ownership includes: (i) 3,813 common shares; and (ii) 8,004 common shares that may be acquired within 60 days by exercising stock options.
(13)	Len Williams’ ownership includes 5,142 common shares.
(14)	Natalie Gochnour’s ownership includes 2,934 common shares that may be acquired within 60 days by exercising stock options.
(15)	Mark Olson’s ownership includes 1,492 common shares.

Certain Relationships and Related-Party Transactions

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, we were a participant in certain transactions and relationships with related persons as more fully described below.

Loans to Officers, Directors and Affiliates

The Bank may make loans to officers, directors and associates on terms permitted under Regulation O. We believe the Bank is in compliance with Regulation O and with the Sarbanes-Oxley Act of 2002. All loans made by the Bank to officers, directors or associates are in the ordinary course of business, are of a type generally made available to the public, and are on market terms no more favorable than those offered to persons not related to the Bank, except for the waiver of certain loan fees and a minor reduction in certain loan interest rates as part of a benefit program as allowed by Regulation O. This benefit is widely available to all of our officers, directors or associates of the Bank and PUB and does not give preference to any insider over the other employees. All loans the Bank makes to our executive officers or directors, are subject to prior approval by our Board of Directors, except where such prior approval is not required by law. As of December 31, 2018, we had available lines of credit for loans and credit cards to insiders of $1.0 million and loans outstanding to insiders of $5.6 million. As of December 31, 2018, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. All such loans are currently in good standing and are being paid in accordance with their terms.

Indemnification of Officers and Directors

Pursuant to our bylaws, we may, to the fullest extent permitted by the Utah Revised Business Corporation Act, indemnify our directors and officers with respect to expenses, settlements, judgments and fines in suits (including actions brought against a director or officer in the name of the corporation, commonly referred to as a derivative action) in which such person was made a party by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Company. No such indemnification may be given if the acts or omissions of the person are finally adjudged to be intentional misconduct or a knowing violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.

We have entered into separate indemnification agreements with our executive officers and directors, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our executive officers and directors for certain expenses, including attorneys’ fees incurred by an executive officer or director in any action or proceeding arising out of their services as one of our executive officers or directors, or as an executive officer or director of any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Other Related-Party Transactions

Philip Gunther is the son of Dale O. Gunther and is the Chief Credit Administration Officer of PIB. Philip Gunther received $198,711 for his services in 2018. Philip Gunther is not an executive officer of PUB.

Bruce Gunther is the son of Dale O. Gunther and is the Business Development Director of PIB. Bruce Gunther received $173,466 for his services in 2018. Bruce Gunther is not an executive officer of PUB.

With respect to these transactions, we have followed the procedures outlined below. In particular, decisions regarding compensation and equity grants were made only by disinterested persons.

Policies and Procedures Regarding Related-Party Transactions

Transactions by the Bank or us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the FRA, and Regulation W (which govern certain transactions between the Bank and its affiliates) and Regulation O (which governs certain loans by us and the Bank to its executive officers, directors, and principal shareholders). The Bank and we have adopted policies designed to ensure compliance with these regulatory requirements and restrictions.

Our Board of Directors has adopted a written policy governing the approval of related-party transactions that complies with all applicable requirements of the SEC and NASDAQ concerning related-party transactions. Related-party transactions are transactions in which we are a participant and a related party has or will have a direct or indirect material interest. Related parties include our current and former directors (including nominees for election as directors) and our executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. It is our policy that either the Audit and Compliance Committee or the independent directors of our Board of Directors acting, in executive session, review and approve all related-party transactions, including any loans to our officers, directors and principal shareholders, as well as their immediate family members and affiliates, for potential conflicts of interest. The Audit and Compliance Committee, or the independent directors of the Board of Directors, will consider, among other factors, the related party’s interest in the transaction, the materiality of the related-party transaction to us and the related party, whether the transaction with the related party is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party, the purpose of, and the potential benefits to us of, the related-party transaction, the perceived impact on the independence of a director related party and other information regarding the related-party transaction or the related party in the context of the proposed transaction that the Audit and Compliance Committee, or the independent directors of the Board of Directors, deem relevant. If the conflict of interest relates to any member of the Audit and Compliance Committee or any independent director of the Board of Directors, the conflicted person recuses himself or herself from all discussions relating to the conflict of interest. The Chief Executive Officer, or a senior officer designated by the Chief Executive Officer, will resolve any conflict of interest issue involving any other associate.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the proxy statement for our 2020 annual meeting of shareholders. These shareholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than December 16, 2019, which is 120 calendar days prior to the anniversary date of when our proxy statement was released to shareholders in connection with the Annual Meeting. Shareholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Amended and Restated Bylaws provide that in order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of either (i) the sixtieth (60th) day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

It is recommended that shareholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The chairman of the annual meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Amended and Restated Bylaws and conditions established by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and shareholders with greater than 10 percent ownership are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We believe that all Section 16(a) filing requirements that apply to our directors and executive officers were complied with for the fiscal year ended December 31, 2018, other than: Len E. Williams, a director and CEO, Richard T. Beard, a director and former CEO, and Lane Wilson, former Senior Vice President/Chief Sales Officer, each of whom filed one report after the filing deadline due to administrative oversight; and Robert Brent Anderson, a director, and Fred W. Fairclough, Jr., a director, each of whom filed two reports after the filing deadline due to administrative oversight.

 OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Annual Meeting.

Where You Can Find More Information

This report is available free of charge on our internet website, www.peoplesutah.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Annual Report.

PEOPLE'S UTAH BANCORP

ANNUAL MEETING OF PEOPLE'S UTAH BANCORP

Please make your marks like this: [X] Use dark black pencil or pen only

1: Election of Class III Directors	For	Withhold	Directors Recommend
01 Richard T. Beard	☐	☐	For
02 Matthew S. Browning	☐	☐	For
03 Natalie Gochnour	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PEOPLE'S UTAH BANCORP

VOTE BY:

INTERNET

OR

TELEPHONE

OR

MAIL

PROXY TABULATOR FOR

PEOPLE'S UTAH BANCORP
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

PEOPLE'S UTAH BANCORPEVENT #CLIENT #PROXY TABULATOR FORPeople’s uta h ba ncorpP.O. BOX 8016CARY, NC 27512-The undersigned hereby appoints Adelaide Maudsley and Jon Allen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the common shares of People’s Utah Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. All votes must be received by 5:00 P.M., Eastern Time, May 21, 2019.MAILOR • Mark, sign and date your Proxy Card/Voting Instruction Form.• Detach your Proxy Card/Voting Instruction Form.• Return your Proxy Card/Voting Instruction Form in thepostage-paid envelope provided.ORGo To www.proxypush.com/pub• Cast your vote online.• View Meeting Documents.• Use any touch-tone telephone.• Have your Proxy Card/Voting Instruction Form ready.• Follow the simple recorded instructions.866-221-8481INTERNET TELEPHONEVOTE BY:PEOPLE'S UTAH BANCORPAnnual Meeting of People’s Utah Bancorpto be held on Wednesday, May 22, 2019for Shareholders as of March 29, 2018This proxy is being solicited on behalf of the Board of DirectorsPlease separate carefully at the perforation and return just this portion in the envelope provided.For3: To consider and act upon any other matterswhich may properly come before the meetingor any adjournment thereof.2: To ratify the selection of Moss Adams LLP as the Company’s Independent RegisteredPublic Accounting Firm for the fiscal yearending December 31, 2018.Date: May 23, 2018Time: 8:00 A.M. (MDT)Place: 31 North Church Street, American Fork, UtahAnnual Meeting of People’s uta h ba ncorpPlease Sign Here Please Date AbovePlease Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, allpersons should sign. Trustees, administrators, etc., should include title and authority. Corporationsshould provide full name of corporation and title of authorized officer signing the proxy.Authorized Signatures - This section must becompleted for your Instructions to be executed.ForForForForFor Against AbstainDirectorsRecommendWithholdPlease make your marks like this: Use dark black pencil or pen only01 R. Brent Anderson02 Paul R. Gunther03 Douglas H. Swenson04 Len E. WilliamsBoard of Directors Recommends a Vote FOR proposals 1 and 2.1: Election of Class II DirectorsForCall

Proxy — People’s Utah BancorpAnnual Meeting of ShareholdersMay 22, 2019, 8:00 A.M. Mountain Daylight TimeThis Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Adelaide Maudsley and Jon Allen (the “NamedProxies”) and each of them as proxies for the undersigned, with full power ofsubstitution, to vote the common shares of People’s Utah Bancorp, a Utahcorporation (“the Company”), the undersigned is entitled to vote at the AnnualMeeting of Shareholders of the Company to be held at the 31 North ChurchStreet, American Fork, Utah, on Wednesday, May 22, 2019 at 8:00 A.M. (MDT)and all adjournments thereof.The purpose of the Annual Meeting is to take action on the following:1. Proposal 1 - Election of Class III Directors;2. Proposal 2 - Ratify the Selection of Moss Adams LLP as the Company’sIndependent Registered Public Accounting Firm for the fiscalyear ended December 31, 2019; and3. Transact such other business as may properly come before the AnnualMeeting or any adjournment or postponement of the Annual Meeting.The three directors up for election are: Richard T. Beard, Matthew S. Browning,and Natalie Gochnour.The Board of Directors of the Company recommends a vote “FOR” all nomineesfor director and “FOR” each proposal.This proxy, when properly executed, will be voted in the manner directedherein. If no direction is made, this proxy will be voted “FOR” all nomineesfor director and “FOR” each proposal. In their discretion, the Named Proxiesare authorized to vote upon such other matters that may properly comebefore the Annual Meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box(SEE REVERSE SIDE) but you need not mark any box if you wish to votein accordance with the Board of Directors’ recommendation. The Named

Proxies cannot vote your shares unless you sign and return this card.